                                   (VF LOGO)


                                                 Contact: Cindy Knoebel
                                                 VP, Financial & Corporate
                                                 Communications
                                                 VF Services, Inc.
                                                 (646) 472-2817/(336) 424-6189


            VF ANNOUNCES SECOND QUARTER RESULTS AND DECLARES DIVIDEND

VF's second quarter conference call will be held at 2:00 p.m. ET on July 22nd and can be accessed via the Company's web site www.vfc.com or www.companyboardroom.com. A replay will be available shortly after the end of the conference call through August 5th by dialing 800-642-1687, passcode:1670209.

GREENSBORO, NORTH CAROLINA - JULY 22, 2003 - VF CORPORATION (NYSE: VFC), the world's largest apparel company, today announced results for the second quarter and first half of 2003.

Second quarter earnings from continuing operations were $.68 per share, compared with $.79 per share in the second quarter of 2002. Prior year earnings per share included a net benefit of $.03 per share from unusual items (see page 7). Income from continuing operations was $74.9 million versus $88.5 million in the 2002 period. Excluding unusual items in the second quarter of 2002, income from continuing operations declined 13% in 2003 from $86.6 million in the prior year period. All per share amounts are presented on a diluted basis. Sales in the quarter fell 2% to $1,134.7 million versus $1,160.3 million in the prior year's quarter.

For the first six months of 2003, earnings from continuing operations rose 4% to $1.51 per share from $1.45 per share. Prior year earnings per share included a net benefit of $.02 per share from unusual items. Sales rose slightly to $2,384.8 million compared with the $2,372.5 million reported in the 2002 period. Income from continuing operations was $167.0 million versus $165.5 million reported a year ago.

Foreign currency translation favorably impacted both sales and earnings in the quarter. Excluding foreign currency effects, sales were down 5% from the prior year period. The benefit to earnings in the quarter was $.02 per share.

Commented Mackey J. McDonald, chairman and chief executive officer, "Our sales and earnings performance in the quarter was better than we had anticipated, due in part to earlier than planned load-ins of new programs. We remain confident in the strength of our brands and businesses, despite a retail environment that continues to be less than robust."

"We are very excited about our recently announced plans to acquire Nautica," continued Mr. McDonald. On July 7, the Company announced that it had signed a definitive merger agreement to acquire Nautica Enterprises, Inc. for a total consideration of approximately $585.6 million. "The transaction will add a solid lifestyle brand to our growing portfolio, give us new capabilities in

                                                                     Page 2 of 7
                                                                   July 22, 2003


sportswear and boost our presence in the jeanswear category. We also see opportunities to improve profitability and to capture additional growth."

BUSINESS REVIEW

International jeans sales rose 5% reflecting the positive effects of foreign currency translation. Sales in the Company's Outdoor coalition, which includes The North Face, JanSport and Eastpak brands, rose 12% in the quarter, driven by double-digit sales increases of The North Face brand products. Domestic jeans sales and global intimate apparel sales declined by 4% and 3%, respectively, reflecting continued efforts by retailers to reduce inventories and a number of store closings by customers. Imagewear sales declined 8%, reflecting continued weakness in the manufacturing and transportation sectors and reduced discretionary spending by corporations. Our licensed sports business, however, continued its positive momentum. The Company is continuing to review alternatives for its Playwear business.

Gross margins were 37.1% compared with 37.5% reported in the second quarter of 2002; excluding the impact of unusual items in 2002, gross margins in the prior year period were 37.2%. As anticipated, operating expenses as a percent of sales increased to 26.5% in the quarter versus 24.9% in the prior year period. Accordingly, operating margins declined to 11.1% in the quarter from 13.1% in the same quarter a year ago; excluding the impact of unusual items, operating margins in the 2002 period were 12.8%.

Inventories rose in the quarter as anticipated. The Company continues to expect that inventories at year-end will be flat to up slightly over prior year levels. The Company's balance sheet remains exceptionally strong. Debt as a percent of total capital was 27.5%; net of cash, the ratio was 20.8%.

OUTLOOK

With regard to the full year, we expect that earnings per share could increase by 3-5% from the $3.24 per share from continuing operations reported in 2002. Compared with 2002 earnings per share of $3.38 from continuing operations (which excludes net restructuring charges of $.14 per share), earnings per share in 2003 are expected to be about flat. Sales are expected to decline slightly. Gross margins could rise by approximately 100 basis points from the 36.0% level reported in 2002, with operating margins flat with those reported in the prior year. Cash flow from operations is expected to range between $350-$400 million.

In terms of the third quarter, we expect sales to be down approximately 2%. Earnings per share in the third quarter could be down 15-20%, primarily due to
1) expenses related to the Company's proactive stance toward managing inventories, capacity and costs and 2) the estimated loss that the Company may incur if the Playwear business is sold. These expenses could total approximately $25 million, or $.15 per share.

"This year may fall short of our original expectations, but we are pleased that we will maintain our earnings at prior year levels, demonstrating our ability to successfully manage our way through these extraordinary times, " said Mr. McDonald.

The Company is on plan to complete its merger agreement to acquire Nautica Enterprises, Inc. early in the fourth quarter of 2003. The Company expects that even with additional borrowings its

                                                                     Page 3 of 7
                                                                   July 22, 2003


debt to total capital ratio at year-end will range between 30-35%, remaining well below the Company's long-term target of 40%.

DIVIDEND DECLARED

The Board of Directors declared a regular quarterly cash dividend of $.25 per share, payable on September 19, 2003 to shareholders of record as of the close of business on September 9, 2003.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws. Management cautions that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Important risk factors that could cause the actual results of operations or financial condition of the Company to differ include, but are not necessarily limited to, the overall level of consumer spending for apparel; changes in trends in the segments of the market in which the Company competes; competitive conditions in and financial strength of our customers and of our suppliers; actions of competitors, customers, suppliers and service providers that may impact the Company's business; the Company's ability to integrate new acquisitions successfully; the Company's ability to achieve anticipated cost savings from the recent restructuring initiatives; additional terrorist actions; and the impact of economic and political factors in the markets where the Company competes, such as recession or changes in interest rates, currency exchange rates, price levels, capital market valuations and other external economic and political factors over which the Company has no control. Investors are also directed to consider the risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

ABOUT THE COMPANY

VF Corporation is the world's largest apparel company and a leader in jeanswear, intimate apparel, playwear, workwear and daypacks. Its principal brands include Lee(R), Wrangler(R), Riders(R), Rustler(R), Vanity Fair(R), Vassarette(R), Bestform(R), Lily of France(R), Lee Sport(R), Healthtex(R), JanSport(R), Eastpak(R), Red Kap(R) and The North Face(R).

VF Corporation's press releases, annual report and other information can be accessed through the Company's home page, http://www.vfc.com.

                                                                     Page 4 of 7
                                                                   July 22, 2003

                                 VF CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                 THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                            -----------------------------       -----------------------------
                                                              JULY 5            JUNE 29           JULY 5            JUNE 29
                                                               2003              2002 *            2003              2002 *
                                                            -----------       -----------       -----------       -----------
NET SALES                                                   $ 1,134,742       $ 1,160,256       $ 2,384,797       $ 2,372,518

COSTS AND OPERATING EXPENSES
      Cost of products sold                                     714,011           725,076         1,495,303         1,509,444
      Marketing, administrative
           and general expenses                                 301,157           288,578           623,491           583,695
      Other operating income                                     (6,039)           (5,324)          (12,369)           (9,821)
                                                            -----------       -----------       -----------       -----------
                                                              1,009,129         1,008,330         2,106,425         2,083,318
                                                            -----------       -----------       -----------       -----------

OPERATING INCOME                                                125,613           151,926           278,372           289,200

OTHER INCOME (EXPENSE)
      Interest, net                                             (13,090)          (14,727)          (25,158)          (32,114)
      Miscellaneous, net                                          2,207               392             2,938             1,526
                                                            -----------       -----------       -----------       -----------
                                                                (10,883)          (14,335)          (22,220)          (30,588)
                                                            -----------       -----------       -----------       -----------
INCOME FROM CONTINUING OPERATIONS
      BEFORE INCOME TAXES                                       114,730           137,591           256,152           258,612
INCOME TAXES                                                     39,785            49,111            89,141            93,085
                                                            -----------       -----------       -----------       -----------
INCOME FROM CONTINUING OPERATIONS                                74,945            88,480           167,011           165,527

DISCONTINUED OPERATIONS                                              --               386                --             2,335

CUMULATIVE EFFECT OF CHANGE IN
      ACCOUNTING POLICY FOR GOODWILL                                 --                --                --          (527,254)
                                                            -----------       -----------       -----------       -----------

NET INCOME (LOSS)                                           $    74,945       $    88,866       $   167,011       $  (359,392)
                                                            ===========       ===========       ===========       ===========

EARNINGS (LOSS) PER COMMON SHARE - BASIC
      Income from continuing operations                     $      0.69       $      0.79       $      1.54       $      1.45
      Discontinued operations                                        --                --                --              0.02
      Cumulative effect of change in accounting policy               --                --                --             (4.80)
      Net income (loss)                                            0.69              0.79              1.54             (3.33)

EARNINGS (LOSS) PER COMMON SHARE - DILUTED
      Income from continuing operations                     $      0.68       $      0.79       $      1.51       $      1.45
      Discontinued operations                                        --                --                --              0.02
      Cumulative effect of change in accounting policy               --                --                --             (4.66)
      Net income (loss)                                            0.68              0.79              1.51             (3.18)


WEIGHTED AVERAGE SHARES OUTSTANDING
      Basic                                                     107,412           109,626           107,884           109,793
      Diluted                                                   110,088           112,982           110,500           113,185

CASH DIVIDENDS PER COMMON SHARE                             $      0.25       $      0.24       $      0.50       $      0.48


* Reclassified to present the Private Label knitwear and the Jantzen swimwear businesses as discontinued operations.

                                                                    ...Continued

                                                                     Page 5 of 7
                                                                   July 22, 2003

                                 VF CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                            JULY 5           JANUARY 4          JUNE 29
                                                             2003              2003              2002 *
                                                          -----------       -----------       -----------
ASSETS

CURRENT ASSETS
      Cash and equivalents                                $   204,977       $   496,367       $   272,199
      Accounts receivable, net                                695,499           587,859           640,857
      Inventories                                           1,030,931           830,518           892,620
      Other current assets                                    143,839           154,513           154,073
      Current assets of discontinued operations                 2,809             5,283            20,464
                                                          -----------       -----------       -----------
            Total current assets                            2,078,055         2,074,540         1,980,213

PROPERTY, PLANT AND EQUIPMENT                               1,561,367         1,539,269         1,556,865
      Less accumulated depreciation                         1,003,460           972,723           964,100
                                                          -----------       -----------       -----------
                                                              557,907           566,546           592,765

GOODWILL                                                      481,174           473,355           471,534

OTHER ASSETS                                                  399,973           386,204           416,360

NONCURRENT ASSETS OF DISCONTINUED OPERATIONS                       --             2,506            11,461
                                                          -----------       -----------       -----------
                                                          $ 3,517,109       $ 3,503,151       $ 3,472,333
                                                          ===========       ===========       ===========
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
      Short-term borrowings                               $    60,540       $    60,918       $    65,302
      Current portion of long-term debt                           639               778               640
      Accounts payable                                        262,930           298,456           264,924
      Accrued liabilities                                     435,595           502,057           478,882
      Current liabilities of discontinued operations            6,930            12,635            26,869
                                                          -----------       -----------       -----------
            Total current liabilities                         766,634           874,844           836,617

LONG-TERM DEBT                                                602,155           602,287           702,777

OTHER LIABILITIES                                             366,744           331,270           246,400

REDEEMABLE PREFERRED STOCK                                     32,909            36,902            41,700

COMMON SHAREHOLDERS'  EQUITY
      Common Stock                                            107,162           108,525           109,181
      Additional paid-in capital                              933,395           930,132           924,159
      Accumulated other comprehensive income (loss)          (181,537)         (214,141)         (108,871)
      Retained earnings                                       889,647           833,332           720,370
                                                          -----------       -----------       -----------
            Total common shareholders' equity               1,748,667         1,657,848         1,644,839
                                                          -----------       -----------       -----------
                                                          $ 3,517,109       $ 3,503,151       $ 3,472,333
                                                          ===========       ===========       ===========

* Reclassified to present the Private Label knitwear and the Jantzen swimwear businesses as discontinued operations.

                                                                    ...Continued

                                                                     Page 6 of 7
                                                                   July 22, 2003

                                 VF CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                      SIX MONTHS ENDED
                                                                 -------------------------
                                                                  JULY 5          JUNE 29
                                                                   2003            2002 *
                                                                 ---------       ---------
OPERATIONS
      Net income (loss)                                          $ 167,011       $(359,392)
      Adjustments to reconcile net income (loss)
           to cash provided (used) by operating activities
           of continuing operations:
           Discontinued operations                                      --          (2,335)
           Cumulative effect of change in accounting policy             --         527,254
           Restructuring costs                                          --           4,011
           Depreciation                                             51,698          52,461
           Other, net                                               37,413          (2,277)
           Changes in current assets and liabilities:
                Accounts receivable                                (98,778)        (55,204)
                Inventories                                       (182,189)        (24,899)
                Accounts payable                                   (41,745)         23,452
                Other, net                                         (65,133)         61,338
                                                                 ---------       ---------
           Cash provided (used) by operating activities of
                continuing operations                             (131,723)        224,409

INVESTMENTS
      Capital expenditures                                         (45,400)        (22,026)
      Business acquisitions                                         (3,100)             --
      Other, net                                                    (7,710)         (4,301)
                                                                 ---------       ---------
           Cash used by investing activities of
                continuing operations                              (56,210)        (26,327)

FINANCING
      Decrease in short-term borrowings                             (2,957)        (11,826)
      Payment of long-term debt                                       (222)       (200,956)
      Purchase of Common Stock                                     (61,400)        (84,850)
      Cash dividends paid                                          (55,165)        (54,190)
      Proceeds from issuance of Common Stock                         3,840          34,530
      Other, net                                                      (338)         (5,623)
                                                                 ---------       ---------
           Cash used by financing activities of
                continuing operations                             (116,242)       (322,915)

NET CASH PROVIDED (USED) BY DISCONTINUED OPERATIONS                 (1,879)         61,721
EFFECT OF FOREIGN CURRENCY RATE CHANGES ON CASH                     14,664           3,262
                                                                 ---------       ---------

NET CHANGE IN CASH AND EQUIVALENTS                                (291,390)        (59,850)

CASH AND EQUIVALENTS - BEGINNING OF YEAR                           496,367         332,049
                                                                 ---------       ---------
CASH AND EQUIVALENTS - END OF PERIOD                             $ 204,977       $ 272,199
                                                                 =========       =========



* Reclassified to present the Private Label knitwear and the Jantzen swimwear businesses as discontinued operations.

                                                                    ...Continued

                                                                     Page 7 of 7
                                                                   July 22, 2003

                                 VF CORPORATION
                       SUPPLEMENTAL FINANCIAL INFORMATION
                        CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)





                                           SECOND QUARTER 2002           SIX MONTHS 2002                FULL YEAR 2002
                                       --------------------------    --------------------------    --------------------------
                                           AS                            AS                           AS
                                        REPORTED       PRO FORMA *    REPORTED      PRO FORMA *     REPORTED      PRO FORMA *
                                       -----------    -----------    -----------    -----------    -----------    -----------
NET SALES                              $ 1,160,256    $ 1,160,256    $ 2,372,518    $ 2,372,518    $ 5,083,523    $ 5,083,523
                                       -----------    -----------    -----------    -----------    -----------    -----------
COSTS AND OPERATING EXPENSES
       Cost of products sold               725,076        728,185      1,509,444      1,508,415      3,254,008      3,236,160
       Marketing, administrative and
            general expenses               288,578        288,634        583,695        582,510      1,229,902      1,221,408
       Other operating (income)
            expense, net                    (5,324)        (5,324)        (9,821)        (9,821)       (22,311)       (22,311)
                                       -----------    -----------    -----------    -----------    -----------    -----------
                                         1,008,330      1,011,495      2,083,318      2,081,104      4,461,599      4,435,257
                                       -----------    -----------    -----------    -----------    -----------    -----------
OPERATING INCOME                           151,926        148,761        289,200        291,414        621,924        648,266

OTHER INCOME (EXPENSE)
       Interest, net                       (14,727)       (14,727)       (32,114)       (32,114)       (63,928)       (63,928)
       Miscellaneous, net                      392            392          1,526          1,526          3,732          3,732
                                       -----------    -----------    -----------    -----------    -----------    -----------
                                           (14,335)       (14,335)       (30,588)       (30,588)       (60,196)       (60,196)
                                       -----------    -----------    -----------    -----------    -----------    -----------

INCOME FROM CONTINUING OPERATIONS
       BEFORE INCOME TAXES                 137,591        134,426        258,612        260,826        561,728        588,070

INCOME TAXES                                49,111         47,865         93,085         93,792        197,300        207,194
                                       -----------    -----------    -----------    -----------    -----------    -----------
INCOME FROM CONTINUING OPERATIONS      $    88,480    $    86,561    $   165,527    $   167,034    $   364,428    $   380,876
                                       ===========    ===========    ===========    ===========    ===========    ===========

EARNINGS PER COMMON SHARE
       FROM CONTINUING OPERATIONS
            Basic                      $      0.79    $      0.77    $      1.45    $      1.47    $      3.26    $      3.41
            Diluted                           0.79           0.76           1.45           1.47           3.24           3.38


* The pro forma Consolidated Statements of Income exclude the effects of the 2001 / 2002 Strategic Repositioning Program, as follows:

Costs and Operating Expenses
     Costs of products sold                           $    (3,109)                  $     1,029                   $    17,848
     Marketing, administrative and general expenses           (56)                        1,185                         8,494
                                                      -----------                   -----------                   -----------
                                                      $    (3,165)                  $     2,214                   $    26,342
                                                      ===========                   ===========                   ===========